UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x] Filed by a Party other than the Registrant [ ] Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X] Definitive Proxy Statement [ ] Definitive Additional Materials [ ] Soliciting Material under ss. 240.14a-12

                            DNB FINANCIAL CORPORATION
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

          N/A

     (2) Aggregate number of securities to which transaction applies:

          N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          N/A

     (4) Proposed maximum aggregate value of transaction:

          N/A

     (5) Total fee paid:

          N/A

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
     2) Form,  Schedule or Registration  Statement No.:
     3) Filing Party:
     4) Date Filed:

                        DNB Financial Corporation [LOGO]


                               4 Brandywine Avenue
                      Downingtown, Pennsylvania 19335-0904
                                  610-269-1040

                            -----------------------

                            NOTICE OF ANNUAL MEETING
                          To Be Held on April 22, 2003

                            -----------------------

TO THE STOCKHOLDERS OF DNB FINANCIAL CORPORATION:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DNB FINANCIAL CORPORATION (the "Corporation") will be held at 10:00 a.m., prevailing time on Tuesday, April 22, 2003 at the Central Presbyterian Church, 100 W. Uwchlan Avenue, Downingtown, Pennsylvania 19335 (Route 113, approximately one half mile south of the Route 30 bypass) for the purpose of considering and acting upon the following proposals:

          (1) To elect three directors to serve for three years or until their successors have been elected and qualified; and

          (2) To ratify the appointment of KPMG LLP as the independent auditors for the fiscal year ending December 31, 2003; and

          (3) To transact such other business as may properly come before the Annual Meeting and any adjournment thereof. Except with respect to procedural matters incident to the conduct of the meeting, the Board of Directors is not aware of any other business which may come before the meeting.

      Stockholders of record at the close of business on February 28, 2003 are entitled to notice of and to vote at the Annual Meeting.

                              BY ORDER OF THE BOARD OF DIRECTORS




                              /s/ Ronald K. Dankanich

                              Ronald K. Dankanich, Secretary

Downingtown, Pennsylvania
March 21, 2003



      YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                            DNB FINANCIAL CORPORATION
                               4 Brandywine Avenue
                      Downingtown, Pennsylvania 19335-0904

                            -----------------------

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 22, 2003

                            -----------------------



Solicitation and Voting of Proxies

      This Proxy Statement is being furnished to stockholders of DNB Financial Corporation (the "Corporation") in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Central Presbyterian Church, 100 W. Uwchlan Avenue, Downingtown, Pennsylvania 19335, on Tuesday, April 22, 2003 at 10:00 a.m., and at any adjournments thereof. The 2002 Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 2002, accompanies this Proxy Statement, which is first being mailed to stockholders on or about March 21, 2003.

      Regardless of the number of shares of Common Stock owned, it is important that stockholders be represented by proxy or present in person at the Annual Meeting. Stockholders are requested to vote by completing the enclosed Proxy and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the Proxy. Proxies solicited by the Board of Directors of DNB Financial Corporation will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted FOR the election of the nominees for directors named in the Proxy Statement and FOR the ratification of KPMG LLP as independent auditors for the fiscal year ending December 31, 2003.

      The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof. Abstentions and broker non-votes are counted as present and represented for quorum purposes, but will not be included in the total number of votes cast for purposes of determining whether matters to be voted upon at the meeting have been approved. Abstentions will have the effect of a negative vote.

      A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Corporation, by delivering to the Corporation a duly executed proxy bearing a later date, or by attending the Annual Meeting, filing a notice of revocation with the Secretary and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting.

      The expenses of the solicitation of proxies will be borne by the Corporation. Certain officers, directors and employees of the Corporation and Downingtown National Bank (the "Bank") may solicit proxies personally, by mail, telephone or otherwise. Such persons will not receive any fees or other compensation for such solicitation. The Corporation will reimburse brokers, custodians, nominees and fiduciaries for all reasonable expenses which they have incurred in sending proxy materials to the beneficial owners of the Corporation's common stock held by them.

Voting Securities and Beneficial Ownership Thereof

      The securities which may be voted at the Annual Meeting consist of shares of common stock of DNB Financial Corporation, par value $1.00 per share (the "Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting.

      The close of business on February 28, 2003 has been established by the Board of Directors as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 1,822,458 shares.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth information as of February 28, 2003, with respect to the beneficial ownership of each director, each nominee for election as director, each beneficial owner known by the Corporation of more than five percent (5%) of the outstanding common stock of the Corporation, certain named executive officers and all directors and executive officers as a group.

                                                       Amount and Nature of Beneficial Ownership

                                                                  Sole            Shared
                                                Total          Voting and       Voting and          Percent
      Name of                                Beneficial        Investment       Investment            of
      Beneficial Owner                     Ownership (1,2)      Power (2)          Power           Class (3)
      ----------------                     ---------------     ----------       ----------         ---------
      Richard L. Bergey....................    12,095             8,861            3,234             0.60%
      Charles E. Bradford..................     4,168             4,168               --             0.21
      Robert J. Charles....................    35,806            23,167           12,639             1.78
      Ronald K. Dankanich..................    23,437            23,437               --             1.16
      Thomas R. Greenleaf..................    22,432            11,073           11,359             1.11
      Vernon J. Jameson....................    22,312            22,312               --             1.11
      William S. Latoff....................    67,757            67,757               --             3.37
      Kristen J. LaDow.....................     6,017             5,907              110             0.30
      Bruce E. Moroney.....................    17,500             8,862            8,638             0.87
      Joseph G. Riper......................     9,604             9,604               --             0.48
      Louis N. Teti.......................     14,579            12,986            1,593             0.72
      Henry F. Thorne......................    44,944            44,944               --             2.23
      James H. Thornton...................     12,654            12,654               --             0.63
      DNB Advisors.........................    59,573            14,629           44,944             3.27
      Directors & Executive Officers
         as group (15 Persons).............   338,520           286,561           51,959            16.82
--------------------

(1) Based upon information furnished by the respective individual and/or filings made pursuant to the Exchange Act. Under applicable regulations, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic interest in the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.
(2) Includes shares which may be acquired by exercise of vested options granted under the 1995 Stock Option Plan of DNB Financial Corporation amounting to 11,810 shares each for Messrs. Charles, Jameson and Teti, 7,382 shares each for Messrs. Latoff and Riper, 10,333 shares for Mr. Greenleaf, 11,428 shares for Mr. Thornton, 33,527 shares for Mr. Thorne, 8,861 shares for Mr. Bergey, 4,168 shares for Mr. Bradford, 19,806 shares for Mr. Dankanich, 5,907 shares for Ms. LaDow, 8,862 shares for Mr. Moroney and 183,915 total shares for all Directors and Executive Officers as a group. The number of shares have been adjusted to reflect the 5% stock dividend paid in December, 2002.
(3) Shares of the Corporation's Common Stock issuable pursuant to options are deemed outstanding for purposes of computing the percentage of the person or group holding such options, but are not deemed outstanding for purposes of computing the percentage of any other person or group.

                 PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

      In accordance with its By-laws, the number of directors of the Corporation is currently set at eight (8). Each of the members of the Board of Directors of the Corporation also serves as a Director of the Bank. Directors are elected for staggered terms of three years each, with a term of office of only one class of directors expiring in each year. Directors serve until their successors are elected and qualified. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any person and DNB Financial Corporation.

      The By-laws further provide that vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board of Directors, though less than a quorum, and each person so appointed shall be a director until the expiration of the term of office of the class of directors to which he was appointed.

      The nominees proposed for election to Class "B" of the Board of Directors at the Annual Meeting are Messrs. James J. Koegel, Eli Silberman and Henry F. Thorne who have consented to being named as nominees and agreed to serve if elected. If any person named as nominee should become unable to serve, proxies will be voted in favor of a substitute nominee as the Board of Directors of the Corporation shall determine. The Board of Directors has no reason to believe that any of the directors listed above will be unable to serve as director.

      In addition, there is no cumulative voting for the election of the directors. Each share of Common Stock is entitled to cast only one vote for each nominee. For example, if a shareholder owns ten shares of Common Stock, he or she may cast up to ten votes for each of the three directors in the class to be elected, during those years when three directors have been nominated. A majority vote of shares represented by proxy or in person is required for the election of directors.

Unless authority to vote for the director is withheld, it is intended that the shares represented by the enclosed Proxy will be voted FOR the election of the three nominees.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION
                 OF ALL NOMINEES NAMED IN THIS PROXY STATEMENT

      Set forth below is certain  information as of February 28, 2003 concerning
the  nominees   for  election  as  directors   and  each  other  member  of  the
Corporation's Board of Directors


                NOMINEES FOR THE THREE-YEAR TERM EXPIRING IN 2006

                                                     Principal Occupation During The
      Name                         Age               Past Five Years & Service Data (1)
      James J. Koegel              56                Director Nominee;
                                                     President of Jones Motor Group, Inc.
                                                     Term Expires 2006

      Eli Silberman                63                Director Nominee;
                                                     President of TSG, Inc., Marketing Consultant
                                                     Former Chairman of Earle Palmer Brown
                                                     (Philadelphia Region)
                                                     Term Expires 2006

      Henry F. Thorne              59                Director; President and Chief Executive Officer
                                                     of the Corporation and the Bank
                                                     Director Since 1992
                                                     Term Expires 2006




                                       3


                                 OTHER DIRECTORS

      Robert J. Charles            74                Director and Chairman of the Board;
                                                     Former President of Charles News Agency, Inc.
                                                     Director Since 1976
                                                     Term Expires 2003

      Thomas R. Greenleaf          75                Director; Former President of
                                                     Chemical Leaman Tank Lines
                                                     Director Since 1979
                                                     Term Expires 2005

      Vernon J. Jameson            73                Director; Former President of
                                                     V. J. Jameson & Son, Inc.
                                                     Director Since 1973
                                                     Term Expires 2003

      William S. Latoff            54                Director; Principal, Bliss & Company, Ltd.
                                                     Certified Public Accountants
                                                     Director Since 1998
                                                     Term Expires 2004

      Joseph G. Riper              54                Director; Attorney with the law firm
                                                     of Riley, Riper, Hollin & Colagreco
                                                     Director Since 1997
                                                     Term Expires 2004

      Louis N. Teti                52                Director; Attorney with the law firm
                                                     of MacElree Harvey
                                                     Director Since 1995
                                                     Term Expires 2005

      James H. Thornton            57                Director; President of Thornton Consulting,
                                                     Former President and Chief Executive Officer
                                                     of Brandywine Hospital
                                                     Director Since 1995
                                                     Term Expires 2005


(1) Includes service as a director of Downingtown National Bank prior to the formation of the Corporation in 1982. All individuals listed are directors of both the Bank and the Corporation.

General Information About the Board of Directors

      During 2002, the Bank's Board of Directors held 12 meetings, excluding committee meetings which are described below. Directors, with the exception of Mr. Thorne, who receives no director or committee fees, receive a quarterly retainer of $3,845. Mr. Charles, the Corporation's and Bank's Chairman, receives a quarterly retainer of $7,800. Outside Directors also receive $250 for each committee meeting attended. All fees are paid by the Bank. During 2002, the Corporation's Board of Directors held 8 meetings. Directors receive no fees for these meetings of the Corporation, since they are usually held on the same day as the Bank's Board Meeting. Each of the directors of the Corporation is also a director of the Bank. Each committee described below, unless otherwise noted, is a committee of the Bank and the Corporation. Neither the Bank nor the Corporation has a standing Nominating Committee, however the Corporate Governance Committee performs the duties and responsibilities of a Nominating Committee.

      The Audit Committee consists of Messrs. Charles, Greenleaf, Riper, Teti and Thornton. This Committee reviews the records and affairs of the Corporation, the Bank and DNB Advisors to determine their financial condition; reviews with management, the internal auditor and the independent auditors the systems of internal control; monitors the adherence in accounting and financial reporting to generally accepted accounting principles and compliance with banking laws and regulations; and performs the other responsibilities set forth in the Audit Committee Charter. The Committee met 5 times during 2002.

      The Benefits & Compensation Committee consists of Messrs. Charles, Greenleaf and Thorne. This Committee oversees the Human Resource policies of the Bank, which includes approving recommendations for salary increases. The Committee met 1 time during 2002.

      The Board Loan Committee consists of Messrs. Charles, Greenleaf, Latoff, Riper and Thorne. This Committee reviews and takes action on proposed and existing loans in excess of Officers' Credit Committee authority. The Committee met 24 times during 2002.

      The Corporate Governance Committee consists of Messrs. Latoff, Teti, Thornton and Thorne. This Committee provides assistance to the Board of Directors in fulfilling the Board of Directors responsibilities for director nominations and appointments and establishes compensation for members of the Board of Directors. This Committee also advises the Board of Directors on other matters relating to the affairs or governance of the Board of Directors. This Committee met 2 times during 2002.

      The Executive Committee consists of Messrs. Charles, Greenleaf, and Thorne. This Committee has the authority to exercise the powers of the Board of Directors between regular Board meetings. The Committee did not meet during 2002.

      The Trust Committee consists of Messrs. Dankanich, Jameson, Latoff, Stauffer, Teti, Thorne and Thornton. This Committee reviews and recommends policies and procedures for DNB Advisors, approves estate administration and ensures compliance to applicable Federal regulations. The Committee met 12 times during 2002.

      Section  16(a)  of the  Securities  Exchange  Act  of  1934  requires  the
Corporation's executive officers and directors to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers and directors are required by SEC regulations to furnish the Corporation with copies of all Section 16 (a) forms they file.

Executive Officers Who Are Not Directors

      The following sets forth information with respect to executive officers of the Corporation and the Bank who do not serve on the Board of Directors. There are no arrangements or understanding between the Corporation or the Bank and any person pursuant to which any such officers were selected.

      Richard L. Bergey (Age 62), joined the Bank in September 1992 and currently serves as Senior Vice President--Credit Services Division of the Bank. Mr. Bergey is directly responsible for the Bank's lending and loan administration functions.

      Ronald K. Dankanich (Age 48), joined the Bank in October 1972 and currently serves as Senior Vice President--Operations Division, Cashier of the Bank and Secretary of the Corporation. Mr. Dankanich is directly responsible for Management Information Systems, Bank Reconcilements, Operations, Bank Services and Human Resources.

      Charles E. Bradford (Age 61), joined the Bank in July 2000 and currently serves as Senior Vice President & Managing Director--DNB Advisors. Mr. Bradford is directly responsible for Personal and Corporate Investment and Trust Services. Prior to joining the Bank, Mr. Bradford was President of The Bradford Financial Group. Prior positions were held with First Union's Capital Management Group and the Glenmede Trust Company.

      Eileen M. Knott (Age 52), joined the Bank in January 1993 and currently serves as Senior Vice President--Audit and Compliance Officer of the Bank. Ms. Knott is directly responsible for the Bank's Audit and Compliance functions.

      Kristen J. LaDow (Age 43) joined the Bank in April 2001 and currently serves as Senior Vice President--Senior Loan Officer of the Bank. Ms. LaDow is directly responsible for the Bank's commercial loan portfolio and business development efforts. Prior to joining the Bank, Ms. LaDow was Senior Vice President and Suburban Market Manager for First Union.

      Bruce E. Moroney (Age 46), joined the Bank in May 1992 and currently serves as Chief Financial Officer of both the Corporation and the Bank and as Senior Vice President--Finance Division of the Bank. Mr. Moroney is directly responsible for the Bank's investment portfolio, strategic planning, budgeting, asset/liability management and financial reporting.

      Joseph M. Stauffer (Age 60), joined the Bank in March 1992 and currently serves as Senior Vice President--Retail Banking Division of the Bank. Mr. Stauffer is directly responsible for the Bank's community offices.

Management Remuneration

      The following table sets forth for the fiscal year ended December 31, 2002, 2001 and 2000, certain information as to the total remuneration received by any executive officers of the Corporation or the Bank receiving total salary and bonus in excess of $100,000 during each period.


                                           SUMMARY COMPENSATION TABLE

                                                                       Long Term Compensation
                                                                 ------------------------------
                                     Annual Compensation                  Awards Payouts
                            ----------------------------------   ------------------------------
                                                        Other
                                                        Annual   Restricted  Securities
                                                        Compen-     Stock    Underlying   LTIP      All Other
Name and                             Salary     Bonus   sation    Award(s)     Options   Payouts  Compensation
Principal Position          Year      $ (1)       $        $          $           #         $           $
------------------         -----    -------    ------  -------   ----------  ----------  -------  ------------
Henry F. Thorne             2002      191,510    --       --         --         4,726      --       14,788 (2)
President and Chief         2001      184,010   7,500     --         --         4,726      --       15,842
Executive Officer           2000      175,490  15,000     --         --         4,726      --       12,980

Richard L. Bergey           2002      119,460    --       --         --         2,954      --       15,312 (2)
Senior Vice President       2001      115,340   3,750     --         --         2,954      --       10,629
Credit Services Division    2000      110,630   7,500     --         --         2,955      --       13,078

Charles E. Bradford         2002      103,770    --       --         --         2,954      --       20,973 (2)
Senior Vice President       2001      102,050   3,500     --         --         2,954      --       12,168
Director-DNB Advisors       2000(3)   62,526    4,000     --         --         2,955      --          286

Ronald K. Dankanich         2002      104,250   --        --         --         2,954      --        5,075 (2)
Senior Vice President       2001      99,090    6,000     --         --         2,954      --        9,099
Operations Division         2000      93,097   12,000     --         --         2,955      --        3,921

Kristen J. LaDow            2002      122,750   --        --         --         2,954      --        2,775 (2)
Senior Vice President       2001(3)    88,365   3,750     --         --         2,954      --          606
Senior Loan Officer

Bruce E. Moroney            2002      102,530    --       --         --         2,954      --       10,377 (2)
Senior Vice President       2001       99,090   5,000     --         --         2,954      --        7,165
Chief Financial Officer     2000       93,830  10,000     --         --         2,955      --        7,608

____________
(1) Amounts shown include cash compensation earned and received as well as amounts earned but deferred at the officer's election, pursuant to the Bank's 40l(k) Plan.

(2) Amounts shown for 2002 include: (i) matching contributions to the 401(k) Plan accounts ($1,959, $1,792, $1,557, $1,564, $1,841 and $1,538, respectively for Thorne, Bergey, Bradford,  Dankanich, LaDow and Moroney);
      (ii) Long Term Disability & Life Insurance premiums ($1,071, $908, $790, $794, $934 and $782, respectively for Thorne, Bergey, Bradford, Dankanich, LaDow and Moroney); and (iii) Amounts accrued under the Bank's Pension Plan ($11,758, $12,612, $18,626, $2,717, $-0- and $8,057, respectively for
      Thorne, Bergey, Bradford, Dankanich, LaDow and Moroney).

(3)   Information represents a partial year of service.

Stock Option Plan

      On April 25, 1995, the Stockholders of the Corporation approved DNB Financial Corporation's 1995 Stock Option Plan (as amended and restated, effective as of April 27, 1999). Under the Plan, options (both qualified and non-qualified) to purchase a maximum of 313,620 shares of the Corporation's Common Stock may be issued to employees and Directors of the Corporation.

Option Grants in Last Fiscal Year

      The following table provides certain information relating to stock options granted during 2002. Certain officers not appearing in the Summary Compensation table above were also granted stock options during 2002.

      The Corporation's philosophy in granting stock options is primarily to provide a long-term incentive through such rewards, dependent on future increases in the value of the Corporation's Common Stock. Thus, executive officers are encouraged to manage the Corporation with a view toward maximizing long-term stockholder value. Directors of the Corporation are eligible to receive a non-qualified stock option to purchase 1,475 shares of common stock each year. These grants commenced on June 30, 1995 and are expected to continue on an annual basis until June 30, 2004, or until termination of this Plan. Grants of stock options are within the discretion of the Benefits and Compensation Committee by delegation from the Board of Directors. Option exercise prices must be 100% of the fair market value of the shares on the date of option grant and the option exercise period may not exceed ten years except that, with respect to incentive stock options awarded to persons holding 10% or more of the combined voting power of the Corporation, the option exercise price may not be less than 110% of the fair market value of the shares on the date of option grant and the exercise period may not exceed five years.


                                              OPTION GRANTS IN 2002

                                             Individual Grants
                       -----------------------------------------------------------      Potential Realizable
                                                                                      Value at Assumed Annual
                        Number of       Percent of                                     Rates of Stock Price
                          Shares       Total Options                                     Appreciation for
                        Underlying      Granted to                                          Option Term
                          Options      Employees in    Exercise or                     ---------------------
                      Granted in 2002   Fiscal Year     Base Price      Expiration        5%          10%
Name                        (#)              %         ($/share) (2)       Date            $           $
----                  ---------------  ------------   --------------    ----------     --------     --------
Henry F. Thorne            4,726            19             21.48          6-30-12        63,842     161,788
Richard L. Bergey          2,954            12             21.48          6-30-12        39,905     101,126
Charles E. Bradford        2,954            12             21.48          6-30-12        39,905     101,126
Ronald K. Dankanich        2,954            12             21.48          6-30-12        39,905     101,126
Kristen J. LaDow           2,954            12             21.48          6-30-12        39,905     101,126
Bruce E. Moroney           2,954            12             21.48          6-30-12        39,905     101,126

------------
(1) The options in the above table were granted on June 30, 2002 and became exercisable on December 31, 2002.

(2) The exercise or base price is equal to the fair market value of the Corporation's Common Stock on the date of grant, as adjusted, pro rata, to reflect the 5% stock dividend paid in December 2002.

Aggregated Option Exercises and Year-End Value

         The following table summarizes stock options that were exercised during 2002 and the number and value of stock options that were unexercised at December 31, 2002.

                              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                       FISCAL YEAR-END OPTION VALUE TABLE

                                                          Number of                   Value of Unexercised
                        Shares                       Unexercised Options               In-The-Money Options
                       Acquired        Value         At Fiscal Year-end                At Fiscal Year-end
Name                  On Exercise    Realized     Exercisable    Unexercisable   Exercisable(1)  Unexercisable
----                  -----------    --------     -----------    -------------   --------------  -------------
Henry F. Thorne             --    $       --        33,527            --             $156,730         $ --
Richard L. Bergey        4,650        60,078        22,585            --              118,377           --
Charles E. Bradford      4,470        38,794         4,168            --                8,867           --
Ronald K. Dankanich      3,836        49,657        19,806            --               85,659           --
Kristen J. LaDow            --            --         5,908            --               19,906           --
Bruce E. Moroney         7,737        56,051         8,862            --                   --           --

----------
(1) Represents the difference between market value per share as of December 31, 2002 ($20.98) and specific option prices per share.


                                       EQUITY COMPENSATION PLAN INFORMATION

                                                                                         Number of securities
                                     Number of securities                               remaining available for
                                       to be issued upon        Weighted-average         future issuance under
                                    exercise of outstanding   price of outstanding       equity compensation
                                     options, warrants and      options, warrants    plans (excluding securities
Plan category                               rights                 and rights         reflected in first column)
-------------                       -----------------------   --------------------   ----------------------------
Equity compensation plans                   204,778                  $18.24                     40,750
Approved by security holders

Equity compensation plans                     --                       --                         --
Not approved by security holders
                                            -------                  ------                     ------
Total                                       204,778                  $18.24                     40,750

Employment Agreement

      Effective December 31, 1996, the Bank entered into an employment agreement (the "Agreement") with Henry F. Thorne, President and Chief Executive Officer of the Bank, in order to establish his duties and compensation and to provide for his continued employment with the Bank. The Agreement provides for an initial term of employment of two years, which will be extended automatically for two additional years on each expiration date unless either the Bank or Mr. Thorne gives contrary written notice of not less than ninety days prior to the expiration date. The Agreement also provides that Mr. Thorne's base salary shall be reviewed by the Board of Directors of the Bank at the end of each year. In addition, the Agreement provides for participation in all employee benefit plans, pension plans maintained by the Bank on behalf of the respective employees, as well as fringe benefits normally associated with such officer's position. The Agreement provides for its termination upon the disability of Mr. Thorne or for cause, as defined in the Agreement.

      The Agreement also provides for restrictions on Mr. Thorne's right to compete with the Bank within 25 miles of any Bank office or branch, directly or indirectly, for one year following Mr. Thorne's resignation or termination, pursuant to which he receives severance pay. Under the Agreement, if Mr. Thorne is terminated without cause or the two year term is not extended, he will receive severance pay equal to his base annual salary payable over the following year. If the Bank is liquidated or sold under a regulatory order, he will receive severance pay equal to his base annual salary for one year payable over the following year.

      The Agreement provides that if Mr. Thorne's employment is terminated at any time after a change in control of the Bank, or he submits his resignation within twelve months after the date of the change in control, he will receive as a severance payment, a lump sum payment equal to 2.00 times the higher of (i) his base salary immediately prior to the change in control or (ii) his base salary at the time of termination.

      At their board meetings in February 2002, the directors of the Corporation and the Bank approved an increase in the severance payment to 2.99 times the higher of (i) Mr. Thorne's base salary immediately prior to the change in control or (ii) his base salary at the time of termination, and provided that such increase would be self-operative without need of any formal agreement or amendment.

      For purposes of the Agreement, the term "Change of Control" is defined to mean: A change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), provided that, without limitation, such a change in control shall be deemed to have occurred if (a) any "persons" (as such term is used in Sections 13(d) and 14(d) of the Exchange
Act), other than the Bank, Corporation or any "person" who on the date hereof is a director or officer of the Bank or Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or Corporation representing fifty percent (50%) or more of the combined voting power of the Bank's or Corporation's then outstanding securities, or (b) during any period of two consecutive years during the term of the Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Bank or Corporation cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

Officer Change of Control Agreements

      Effective May 5, 1998 the Bank and the Corporation entered into Change of Control Agreements (individually referred to as an "Agreement" or collectively referred to as the "Agreements") with Messrs. Bergey, Dankanich, Moroney, Stauffer and Ms. Knott (individually referred to as an "Executive" or collectively referred to as the "Executives") in order to provide the Executives with severance payments as additional incentive to induce the Executives to devote their time and attention to the interest and affairs of the Corporation. The Bank and the Corporation entered into similar agreements with Mr. Bradford on July 18, 2000 and Ms. LaDow on February 12, 2002.

      The Agreements provide that if an Executive's employment is terminated after a change in control of the Corporation or the Bank, that he or she will receive, as a severance payment an amount equal to: (a) the annual base salary paid to the Executive and includible in the Executive's gross income for Federal income tax purposes during the year in which the date of termination occurs by the Corporation and any of its subsidiaries subject to United States income tax; multiplied by (b) 1.00. Such payment shall be made in a lump sum within one (1) calendar week following the date of termination, subject to withholding by the Corporation as required by applicable law and regulations. Notwithstanding any provision of the Agreement or any other agreement of the parties, if the severance payment or payments under the Agreement, either alone or together with other payments which the Executive has the right to receive from the Corporation, would constitute a "parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") or any successor provision, such lump sum severance payment shall be reduced to the largest amount as will result in no portion of the lump sum severance payment under the Agreement being subject to the excise tax imposed by Section 4999 of the Code.

      For purposes of the Agreement, the term "Change of Control" is defined to mean: A change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), pro-vided that, without limitation, such a change in control shall be deemed to have occurred if (a) any "persons" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Bank, Corporation or any "person" who on the date hereof is a director or officer of the Bank or Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Bank or Corporation representing twenty-five percent (25%) or more of the combined voting power of the Bank's or Corporation's then outstanding securities, or (b) during any period of two consecutive years during the term of the Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Bank or Corporation cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period or (c) the signing of a letter of intent or a formal acquisition or merger agreement between the Corporation or Bank, of the one part, and a third party which contemplates a transaction which would result in a "change of control".

Director Retirement and Change of Control Agreements

      Effective February 27, 2002 the Boards of Directors of the Corporation and the Bank authorized Retirement and Change of Control Agreements (individually referred to as a "Director Agreement" or collectively referred to as the "Director Agreements") with each of its directors in order to secure the future services of each director and to induce the directors to devote their time and attention to the interests and affairs of the Corporation and the Bank under all circumstances, including without limitation, circumstances involving the prospect of the director's retirement or a possible change in control of the Corporation and the Bank. The Director Agreements provide for severance compensation upon termination of a director's services for the Corporation and the Bank and all of their subsidiaries (as opposed to services as an employee) ("Director Services") if the termination occurs either (I) due to Retirement before or after a Change in Control, or (II) within three (3) years after a Change in Control and other than for cause, or (III) the director voluntarily terminates his services for Good Reason within three (3) years after a Change in Control.

      The Director Agreements provide that a director shall have "Good Reason" for causing a Termination if the Termination occurs within one (1) year after any of the following events shall have occurred without the director's consent:
(i) a reduction (for reasons other than the actions of the director) in the aggregate annual compensation paid to the director for the Director Services during any fiscal year, as compared to the greater of (I) the aggregate annual compensation paid to the director for all the services during the last full fiscal year before a Change in Control, or (II) the aggregate annual compensation paid to the director for all services during any subsequent fiscal year; or (ii) the Corporation's failure to give the director increases in aggregate annual compensation at least equal to any increases given to other directors of the Corporation, the Bank or any of their subsidiaries in their compensation for comparable services as director; or (iii) the imposition by the Corporation of changes in duties or schedule or location of attendance at board or committee meetings that, singly or in the aggregate, impose additional unreimbursed expense, or other unreasonable burdens, on the director in attending or participating in board or committee meetings or otherwise fulfilling his or her responsibilities.

      The amount of the severance payable under the Director Agreements will be equal to 2.99 times either: (i) if a change of control has occurred prior to the date of Termination, the greater of (I) the aggregate annual cash compensation paid to the director for Director Services during the Base Fiscal Year, or (II) the aggregate annual cash compensation paid to the director for Director Services during any fiscal year of the Corporation after the Base Fiscal Year, or (ii) if a change of control has not occurred prior to the date of Termination, the aggregate annual cash compensation paid to director during the last full fiscal year of the Corporation prior to the date of Termination. Such amount shall be payable in equal installments over a period of three (3) years following the date of Termination, subject to withholding of any taxes by the Corporation as required by applicable law and regulations. Unless the Corporation shall have elected to pay in more frequent installments, such installments shall be monthly. In addition, if the Corporation paid for a director's health insurance, HMO or other similar medical provider benefits (excluding any disability plans or benefits) immediately prior to the date of Termination, the Corporation shall continue to pay for or reimburse the director's payments for such benefits for a period of one (1) year after the date of Termination, but in an aggregate amount not exceeding the Corporation's payments therefor in the year preceding the date of Termination.

      For purposes of the Director Agreements, the term "Change of Control" is defined to mean any of the following: (1) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act")(or any successor provision) as it may be amended from time to time; (2) any "persons" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act in effect on the date of the Director Agreements), other than the Corporation or Bank, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation or Bank representing 25% or more of the combined voting power of the Corporation's or Bank's then outstanding securities; (3) during any period of two (2) consecutive years after a Change in Control, individuals who at the beginning of such period constitute the Board of the Directors of the Corporation or Bank cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or (4) the signing of a letter of intent or a formal acquisition or merger agreement between the Corporation or Bank, of the one part, and a third party, which contemplates a transaction that would result in a Change of Control, but only if such letter of intent or agreement, or the transaction contemplated thereby, has not been canceled or terminated at the time the Triggering Event in question occurs.

Certain Transactions of Management and Others with the Corporation and its Subsidiaries

      The Bank makes loans to executive officers and directors of the Bank in the ordinary course of its business. These loans are currently made on substantially the same terms, including interest rates and collateral, as those prevailing at the time the transaction is originated for comparable transactions with nonaffiliated persons, and do not involve more than the normal risk of collectability or present any other unfavorable features. Federal regulations prohibit the Bank from making loans to executive officers and directors of the Corporation or the Bank at terms more favorable than could be obtained by persons not affiliated with the Corporation or the Bank. The Bank's policy towards loans to executive officers and directors currently complies with this limitation. The aggregate outstanding balance of the loans to all executive officers, directors or their affiliates, whose aggregate indebtedness to the Bank exceeded $60,000, at December 31, 2002, represented 3.9% of stockholders' equity of the Corporation on that date.

      Some current directors, nominees for director and executive officers of the Corporation and their associates were customers of and had transactions with or involving the Bank in the ordinary course of business during the fiscal year ended December 31, 2002. Additional transactions may be expected to take place in the ordinary course of business in the future. Some of the Corporation's current directors and nominees for director are directors, officers, trustees or principal security holders of corporations or other organizations that were customers of, or had transactions with the Bank in the ordinary course of business during the twelve months ended December 31, 2002.

      Joseph G. Riper, Director, is an attorney in a law firm which the Corporation and its subsidiaries have retained during the last fiscal year and which the Corporation and its subsidiaries intend to retain during the current fiscal year. During the year ended December 31, 2002, the amount of legal fees paid to Mr. Riper's law firm did not exceed 5% of that firm's gross revenues for such fiscal year.

      Louis N. Teti, Director, is an attorney in a law firm which the Corporation and its subsidiaries have retained during the last fiscal year and which the Corporation and its subsidiaries intend to retain during the current fiscal year. During the year ended December 31, 2002, the amount of legal fees paid to Mr. Teti's law firm did not exceed 5% of that firm's gross revenues for such fiscal year.

      The report of the Benefits & Compensation Committee is set forth below.


            Benefits & Compensation Committee Report to Shareholders

      Committee Interlocks and Insider Participation in Group Decisions -- The Benefits & Compensation Committee of the Board of Directors for the Bank is comprised of two independent Directors and the Bank's President and Chief
Executive Officer. The Committee has the responsibility for establishing an appropriate compensation policy for employees, including executive officers of the Bank, and for overseeing the administration of that policy. The President and Chief Executive Officer, Mr. Thorne, does not participate in deliberations relating to his compensation.

      Committee Report on Executive Compensation -- The Committee believes that the overall enhancement of the Corporation's performance and, in turn shareholder value, depends to a significant extent on the establishment of a close relationship between the financial interests of shareholders and those of the Bank's employees, especially its senior management. In addition to a desired pay-for-performance relationship, the Committee also believes that the Bank must maintain an attractive compensation package that will attract, motivate and retain executive officers who are capable of making significant contributions towards the success of the Bank. The key components of the compensation program are base salary, discretionary bonus and long-term incentives.

      Base Salaries -- Base salaries are determined by the assessment of each executive's performance; current salary in relation to the salary range designated for the job; experience; potential for advancement and by the performance of the Corporation. In addition, the Committee considers the economic conditions and other external events that affect the operations of the Bank and by comparing the Bank's compensation practices with those of other banks and non-banking companies who are direct competitors for employee's services, including executive talent. The committee utilizes independent compensation consultants for this review. The committee is responsible for reviewing the evaluations of Senior Management and the President and Chief Executive Officer. Each executive is reviewed individually on their leadership skills; their ability to develop staff; and significant department accomplishments which affect the performance of the Bank. In addition, Senior Management is evaluated on their ability to collectively develop and evaluate strategic plans for the future growth of the Bank.

      Discretionary Bonus -- Bonuses are awarded to executives for their performance with respect to the Bank's achievements. These achievements, in the opinion of the Committee, substantially enhanced the long-term business and financial prospects of the Bank. The amounts awarded are based upon the committee's subjective assessment of the contribution of each executive. No bonuses were paid to Senior Management during 2002.

      Long Term Incentives -- The Compensation Committee believes that a portion of executive compensation should be dependent on value created for the Bank's shareholders. Through the 1995 Stock Option Plan, the Committee makes annual grants of stock options at 100% of the stock's fair market value on the date of grant to executives. Thus, executives are encouraged to manage the Bank with a view toward the future and maximizing shareholder value.

                                Respectfully submitted,

                                THE BENEFITS & COMPENSATION COMMITTEE
                                Henry F. Thorne, Chairman
                                Robert J. Charles
                                Thomas R. Greenleaf

Pension Plan

      The Corporation does not have a retirement or pension plan. The Bank, however, maintains a noncontributory defined benefit pension plan (the "Plan") covering all employees of the Bank, including officers, who have been employed by the Bank for one year and have attained 21 years of age. Prior to May 1, 1985, an individual must have attained the age of 25 and accrued one year of service. The Plan provides pension benefits to eligible retired employees at 65 years of age equal to 1.5% of their average monthly pay, multiplied by their years of accredited service. The accrued benefit is based on the monthly average of their highest five consecutive years of their last ten years of service.

      The following table shows the estimated annual retirement benefit payable pursuant to the Plan of an employee currently 65 years of age, whose highest salary remained unchanged during his last five years of employment and whose benefit will be paid for the remainder of his life.

      During 2003, management anticipates that the Bank will make a contribution of $342,735 for the 2002 Plan Year, although this is subject to a final determination. The benefits listed in the table are not subject to any deduction for Social Security or other offset. Annual retirement benefits are paid monthly to an employee during his lifetime. An employee may elect to receive lower monthly payments, in order for his or her surviving spouse to receive monthly payments under the Plan for the remainder of their life.


                                            Amount of Annual Retirement Benefit
                 Average                           With Credited Service of: (1)
                                        -----------------------------------------------------
             Annual Earnings            10 Years      20 Years       30 Years       40 Years
             ---------------            --------      --------       --------       --------
                $ 25,000                $ 3,750        $ 7,500        $11,250       $ 15,000
                  50,000                  7,500         15,000         22,500         30,000
                  75,000                 11,250         22,500         33,750         45,000
                 100,000                 15,000         30,000         45,000         60,000
                 125,000                 18,750         37,500         56,250         75,000
                 150,000                 22,500         45,000         67,500         90,000
                 175,000                 26,250         52,500         78,750        105,000
                 200,000                 30,000         60,000         90,000        120,000

----------------

(1) Thorne, Bergey, Bradford, Dankanich, LaDow and Moroney have 10 years, 9 years, 3 years, 29 years, 1 year and 10 years, respectively, of credited service under the Plan. Earnings in excess of $200,000 are not considered in determining the pension benefit.


      The Bank adopted an arrangement for supplemental compensation (the "Supplemental Plan") for its Chief Executive Officer (the "Executive") during 1999. The Supplemental Plan provides that the Bank and the Executive share in the rights to the cash surrender value and death benefits of a split-dollar life insurance policy (the "Split-dollar Policy") and provides for additional compensation to the Executive, equal to any income tax consequences related to the Supplemental Plan until retirement. The Split-dollar Policy is designed to provide the Executive, upon attaining age 65, with projected annual after-tax distributions of approximately $35,000, funded by loans against the cash surrender value of the Split-dollar Policy. In addition, the Split-dollar Policy is intended to provide the Executive with a projected death benefit of $750,000. Neither the insurance company nor the Bank has guaranteed any minimum cash value under the Supplemental Plan. To fund the annual premium on the Split-dollar Policy and mitigate the obligations under this Plan, the Bank has purchased an additional life insurance policy on the Executive's life (the "BOLI Policy") with an initial deposit of $1.5 million. The amount of the BOLI Policy has been calculated so that the projected increases in its cash surrender value will substantially offset the Bank's expense related to the Split-dollar Policy.

401(k) Retirement Savings Plan

      During the fourth quarter of 1994, the Bank adopted a retirement savings plan intended to comply with Section 40l(k) of the Internal Revenue Code of 1986. Employees become eligible to participate after six months of service, and will thereafter participate in the 401(k) plan for any year in which they have been employed by the Bank for at least 501 hours. In general, amounts held in a participant's account are not distributable until the participant terminates employment with the Bank, reaches age 59 1/2, dies or becomes permanently disabled.

      Participants are permitted to authorize pre-tax savings contributions to a separate trust established under the 401(k) plan, subject to limitations on deductibility of contributions imposed by the Internal Revenue Code. The Bank makes matching contributions of $.25 for every dollar of deferred salary, up to 6% of each participant's annual compensation. Each participant is 100% vested at all times in employee and employer contributions. The Corporation's matching contributions to the 40l(k) plan for 2002 was $57,000.

Insurance

      All eligible full time employees of the Bank are covered as a group by basic hospitalization, major medical, long-term disability, term life and a prescription drug plan. The Bank pays the total cost of the plans for employees with the exception of the medical and the prescription drug plan, in which there is cost sharing and a co-payment required by the employees.


                          Corporation Performance Graph

      The following graph presents the five year cumulative total return on DNB Financial Corporation's common stock, compared to the S&P 500 Index and S&P Financial Index for the five year period ended December 31, 2002. The comparison assumes that $100 was invested in the Corporation's common stock and each of the foregoing indices and that all dividends have been reinvested.



                             CORPORATION PERFORMANCE
                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
     AMONG DNB FINANCIAL CORP., the S&P 500 INDEX & the S&P FINANCIAL INDEX


                                [OBJECT OMITTED]

(The Performance Graph appears here. See the table below for plot points.)

                                                       December 31,
                                1997       1998      1999       2000       2001         2002
S&P 500 Index                  100.00     128.34     155.12     141.08     124.35      97.03
S&P 500 Financial Index        100.00     110.04     113.13     140.17     126.00     105.94
DNB Financial Corp.            100.00     103.99      65.68      58.97      85.75      99.16

                   PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF
                               INDEPENDENT AUDITOR

      A proposal will be presented at the Annual Meeting to ratify the appointment by the Board of Directors, on March 21, 2003, of KPMG LLP ("KPMG") as the Corporation's independent auditor for 2003. KPMG served as the Corporation's independent auditor in 2002.

      The following is a description of the fees billed to the Corporation by KPMG during the year ended December 31, 2002:

      Audit Fees: Audit fees billed to the Corporation by KPMG in connection with KPMG's review and audit of the Corporation's annual financial statements for the year ended December 31, 2002 and the Corporation's interim quarterly financial statements during 2002 totaled $70,000.

      Financial Information Systems Design and Implementation Fees: The Corporation did not engage KPMG to provide professional services regarding financial information systems design and implementation during the year ended December 31, 2002.

      All Other Fees: Fees billed to the Corporation by KPMG during the year ended December 31, 2002 for all other non-audit services (including fees for tax related services in the amount of approximately $12,000) totaled $22,000.

      New SEC rules, which are not applicable to the Corporation, will require in next year's proxy statement for securities issuers obligated to file periodic reports with the SEC, a description of aggregate fees billed by the independent auditor in the newly defined four categories described below. Under the newly defined categories, some fees that are reported above as "Audit Fees" and "All Other Fees" are reported under the new SEC definitions below as "Audit-Related Fees" and "Tax Fees." The following is a description of the 2002 fees discussed above but under the new SEC categories as currently understood:

      Audit Fees: Audit fees include fees billed by KPMG for the audit of the Corporation's annual financial statements and review of quarterly financial statements, as well as services normally provided by an independent public accountant in connection with statutory and regulatory filings or engagements. Aggregate fees for audit services were $70,000.

      Audit-Related Fees: Audit-related fees include fees for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements. Aggregate fees for audit-related services were $10,000.

      Tax Fees: Tax fees include fees for tax compliance, tax advice and tax planning services. Aggregate fees for tax services were $12,000.

      All Other Fees: This category comprises all fees billed by KPMG to the Corporation not included in the previous three categories. There were no such fees in 2002.

      The Corporation's Audit Committee approved all services provided by, and all fees paid to, KPMG. Commencing in 2003, the Audit Committee began pre-approving all services.

      Representatives of KPMG will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions presented at the meeting.

      The Board of Directors recommends that the shareholders ratify the appointment of KPMG as the Corporation's independent auditor for the year 2003. In the event the selection of KPMG is not ratified by the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting, the appointment of the Corporation's independent auditor will be reconsidered by the Audit Committee and the Board.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF
             THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS
                               OF THE CORPORATION

                   Audit Committee and Audit Committee Report

      In accordance with and to the extent permitted by applicable law or regulation, the information contained in this section of the Proxy Statement regarding the Audit Committee, the Report of the Audit Committee and the Audit Committee Charter shall not be deemed incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934.


                          REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Board of Directors is composed of 5 directors and operates under a written charter approved by the Audit Committee and the Corporation's Board of Directors. While the requirements of Section 301 of the Sarbanes-Oxley Act of 2002 relating to "independence" of Audit Committee members are still being defined, the Board of Directors has made a determination that each member is capable of exercising independent judgment on behalf of the Corporation. The duties of the Audit Committee are summarized in this proxy statement under "Committees of the Board of Directors" on page 5 and are more fully described in the Audit Committee Charter attached as Appendix A to this proxy statement.

      Management is responsible for the Corporation's internal controls and the preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Corporation's independent auditor is responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee's responsibilities include monitoring and overseeing these processes.

      In this context, the Audit Committee reviewed and discussed the Corporation's audited consolidated financial statements for the year ended December 31, 2002 (the "Audited Financial Statements") with management and the Corporation's independent auditor for 2002, KPMG LLP (the "Auditor"). The Audit Committee also discussed with the Auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), and both the Auditor and the Bank's internal auditors directly provide reports on significant matters to the Audit Committee.

      The Audit Committee has received the written disclosures and the letter from the Auditor required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and has discussed with the Auditor its independence from the Corporation. The Audit Committee also considered whether the provision of non-audit services by the Auditor was compatible with maintaining the independent auditor's independence.

      The Audit Committee has discussed with management and the Auditor such other matters and received such assurances from them as the Audit Committee deemed appropriate.

      Based on the foregoing review and discussions and relying thereon, the Audit Committee recommended that the Board of Directors include the Audited Financial Statements in the Corporation's Annual Report to shareholders for the year ended December 31, 2002.

      In addition, the Audit Committee recommended that the Board of Directors appoint the Auditor as the Corporation's independent auditor for 2003, subject to ratification by the Corporation's shareholders.


                                           Respectfully Submitted,

                                           THE AUDIT COMMITTEE
                                           James H. Thornton, Chairman
                                           Robert J. Charles
                                           Thomas R. Greenleaf
                                           Joseph G. Riper
                                           Louis N. Teti

Audit Committee Charter

      The Audit Committee has adopted a charter which is intended to comply with the requirements of the Sarbanes-Oxley Act of 2002. A copy of the charter is attached to this Proxy Statement as Appendix A.

Unless marked to the contrary, the shares represented by the enclosed Proxy will be voted FOR the ratification of KPMG LLP as the independent auditors of the Corporation.

Stockholder Proposals

      To be eligible for inclusion in the Corporation's proxy materials relating to the Annual Meeting of Stockholders to be held in 2004, a stockholder proposal must be received by the Secretary of the Corporation at the address set forth on the first page of this Proxy Statement, not later than November 21, 2003. Any such proposal will be subject to Rule 14a-8 of the rules and regulations of the SEC.

      In connection with the Corporation's 2004 annual meeting and pursuant to Rule 14a-4 under the Exchange Act, if the shareholder's notice is not received by the Corporation on or before February 4, 2004, the Corporation (through management proxy holders) may exercise discretionary voting authority when the proposal is raised at the annual meeting without any reference to the matter in the proxy statement.

Other Matters Which May Properly Come Before The Meeting

      The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

      Whether or not you intend to be present at this Annual Meeting, you are urged to return your proxy promptly. If you are present at this Annual Meeting and wish to vote your shares in person, your proxy may be revoked upon request.

      A COPY OF THE FORM 10-K FOR THE PERIOD ENDED DECEMBER 31, 2002 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS OF THE RECORD DATE UPON WRITTEN REQUEST TO BRUCE E. MORONEY, DNB FINANCIAL CORPORATION, 4 BRANDYWINE AVENUE, DOWNINGTOWN, PA 19335-0904 OR BY CONTACTING MR. MORONEY AT 610-873-5253 OR bmoroney@dnb4you.com.



                              BY ORDER OF THE BOARD OF DIRECTORS


                              /s/ Ronald K. Dankanich

                              Ronald K. Dankanich, Secretary

Downingtown, Pennsylvania
March 21, 2003



YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                   APPENDIX A


                             AUDIT COMMITTEE CHARTER
                            DNB FINANCIAL CORPORATION
                            DOWNINGTOWN NATIONAL BANK

Purpose

      The audit committee shall provide assistance to the Board of Directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of DNB Financial Corporation (the "Corporation") and Downingtown National Bank (the "Bank"), and the quality and integrity of the financial reports of the Corporation. In so doing, it is the responsibility of the audit committee to maintain a free and open means of communication among the directors, the independent auditors, the internal auditors, and the financial management of the Corporation. The Audit Committee has the ability to retain, at the Corporation's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

      The Audit Committee will establish, and communicate to employees, the Board of Directors, management and the Corporation's internal and independent auditors, procedures to receive, review, retain and treat complaints and comments received by the Corporation and the Bank regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Corporation and Bank employees of concerns regarding questionable accounting, internal accounting, control or auditing matters (the foregoing are sometimes collectively referred to as the "Comment Procedures").

Membership

      There shall be a committee of the Board of Directors to be known as the Audit Committee. This committee will be composed of not less than three members of the board who, commencing after the annual meeting of the Corporation held in 2003, shall be "independent" within the meaning of Section 301 of the Sarbanes-Oxley Act of 2002. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise. Each member will hold their position on the Audit Committee until their successors shall be duly elected and qualified. The board will appoint the chairperson. No officers or employees of the Corporation or its subsidiaries will serve on the Audit Committee.

Allocation of Responsibilities

      The function of the Audit Committee is oversight. The management of the Corporation is responsible for the preparation, presentation and integrity of the Corporation's financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to provide reasonable assurance of compliance with accounting standards and applicable laws and regulations. The internal auditors are responsible for providing reliable and timely information to the Board of Directors and senior management concerning the quality and effectiveness of, and the level of adherence to, the Corporation's risk management systems. The independent auditors are responsible for planning and carrying out an audit in accordance with generally accepted auditing standards and reviews of the Corporation's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q.

      In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing. As such, it is not the duty or responsibility of the Audit Committee or its members to plan or conduct audits, to conduct "field work" or other types of auditing or accounting reviews or procedures or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Each member of the Audit Committee shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, prepared or presented by those persons and under those circumstances specified in the Pennsylvania Business Corporation Law.

Meetings

      The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its chair should meet with the independent accountants and/or management quarterly to review the corporate financial statements.

Responsibilities

      A. Maintenance of Charter. The Audit Committee shall review and reassess the adequacy of this formal written charter on at least an annual basis.

      B. Financial reporting. The Audit Committee shall review and make recommendations to the Board regarding the adequacy of the Corporation's financial statements and compliance of such statements with financial standards. In particular, and without limiting such responsibilities, the Audit Committee shall do the following:

     With   respect  to  the  Annual   Financial   Statements   and   Regulatory
Examinations:

      o  Review and discuss the Corporation's  audited financial  statements and
         management   letters  with   management  and  with  the   Corporation's
         independent accountants.

      o Review all reports of regulatory examinations and discuss such reports and management's responses to such reports with management, the Board of Directors and the Corporation's independent accountants and internal auditors

      o Review an analysis prepared by management and the independent accountants of significant financial reporting issues and judgments made in connection with the preparation of the Corporation's audited financial statements.

      o Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61 (as may be modified or supplemented) relating to the conduct of the audit, including the Corporation's critical accounting policies.

      o Based on the foregoing, make a recommendation that the audited financial statements be included in the Corporation's Annual Report on Form 10-K.

      o Review and approve the audit committee report required by the rules of the Securities and Exchange Commission to be included in the Corporation's annual proxy statement (the "Audit Committee Report"). This report shall include: (i) disclosure that the Audit Committee has reviewed and discussed the audited financial statements with Management and discussed the matters required by the Statements on Auditing Standards 61 with the Corporation's independent auditors; (ii) whether the Audit Committee has reviewed the written disclosures and the letters from the independent auditors required by Independence Standards Board No. 1 and has discussed independence issues with the auditors; and (iii) such other matters as may be required by applicable law or regulations.

      With respect to Quarterly Financial Statements:

      o Review with management and the independent accountants the Corporation's quarterly financial statements prior to the filing of its Form 10-Q, or, if contemplated, before the public release of quarterly results. The review may be conducted through a designated representative member of the Audit Committee, including compliance with SAS 61 and SAS 71 as in effect at the time.

      C. Internal Controls. The Audit Committee shall evaluate and report to the Board regarding the adequacy of the Corporation's internal and disclosure controls. In particular, the Audit Committee shall:

      o Evaluate whether management sets the appropriate tone concerning controls and safeguarding of Corporation assets.

      o Ensure that the independent accountants are aware that the Audit Committee is to be informed of all control problems identified.

      o Review, at least annually, the then current and future programs of the Corporation's internal audit department, including the procedures for assuring implementation of accepted recommendations made by the auditors, and review the significant matters contained in the internal audit department reports.

      o Review any changes in the planned scope of the internal audit plan.

      o Review with the Corporation's legal counsel all matters that may have a material impact on the financial statements.

      o Review the effectiveness of systems for monitoring compliance with laws and regulations relating to financial reporting and disclosure, including any issues that might implicate Section 10A of the Securities Exchange Act of 1934.

      o Annually review the Comment Procedures for effectiveness and compliance with applicable laws and regulations, and as needed communicate to employees, the Board of Directors, management, the internal and independent auditors any changes to the Comment Procedures.

      o Receive periodic updates from management, legal counsel and the independent accountants concerning financial compliance with laws and regulations.

      D. Relationship with Independent Accountants. The Audit Committee shall:

      o  Interview,   evaluate,   select  and   nominate  for   appointment   or
         reappointment the Corporation's independent accountants.

      o Ensure receipt from independent accountants of a formal written statement delineating all relationships between the independent accountants and the Corporation, consistent with Independence Standards Board Standard No. 1 and applicable securities laws and regulations.

      o Actively engage in a dialog with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants in fact or in appearance.

      o Take, or recommend that the Board take, appropriate action to oversee the independence of the independent accountants.

      o Review the scope and plan for the internal and independent audits with the independent accountants.

      o Approve all non-audit services to be provided to the Corporation by the independent accounts in accordance with the Sarbanes-Oxley Act of 2002 and the regulations adopted thereunder.

      o Notwithstanding the foregoing: (i) the independent accountants shall be ultimately accountable to the Board and the Audit Committee, as representatives of shareholders; and (ii) the Board, upon recommendation from the Audit Committee, shall have ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent accountants.

      E. Minutes; Reports.

      o The Audit Committee shall maintain minutes or other records of meetings and activities of the Audit Committee.

      o  The Audit Committee shall issue an Audit Committee Report annually.

      o The Audit Committee shall report to the Board of Directors: (i) periodically regarding the activities of the Audit Committee; (ii) on any matters for which reports to the Board of Directors are required by this Charter; (iii) regarding any matters within the responsibility of the Audit Committee upon which the Board of Directors must act; and
         (iv) as otherwise required by the Board of Directors.

      F.  Additional Responsibilities.

      o Perform any other responsibilities imposed on the Audit Committee under applicable laws or regulations.

      o Perform any other responsibilities delegated to the Audit Committee by the Board of Directors from time to time.

                                 REVOCABLE PROXY
                            DNB FINANCIAL CORPORATION

 [ X ] PLEASE MARK VOTES
       AS IN THIS EXAMPLE

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 22, 2003

The undersigned hereby constitutes and appoints Richard D. Thatcher, L. Ruth Patterson and Brian R. Formica and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of DNB Financial Corporation (the "Corporation") that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at the Central Presbyterian Church, 100 W. Uwchlan Avenue, Downingtown, Pennsylvania on Tuesday, April 22, 2003 at 10:00 a.m., prevailing time, and at any adjournment or postponement thereof as follows with respect to the following matters as described in the Proxy Statement:


Please be sure to sign and date this Proxy in the box below.  Date____________

-----------------------------------------------------------


-----------------------------------------------------------
Stockholder sign above            Co-holder (if any) sign above


                                                  With-    For All
                                           For    held     Except
1.  ELECTION OF DIRECTORS: for all        [   ]   [   ]     [   ]
nominees listed below (except as
marked to the contrary below):

James J. Koegel, Eli Silberman and Henry F. Thorne

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.


----------------------------------------------------------------


2.  To ratify the appointment of KPMG, LLP          For   Against  Abstain
as the independent auditor for the fiscal          [   ]   [   ]     [   ]
year ending December 31, 2003.


                            ------------------------

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER HEREIN SPECIFIED BY THE UNDERSIGNED SHAREHOLDER, IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE AND FOR PROPOSAL 2 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING.

--------------------------------------------------------------------------------
    Detach above card, sign, date and mail in postage paid envelope provided.
                            DNB FINANCIAL CORPORATION


-------------------------------------------------------------------------------
Please sign exactly as your name appears on this card, date and return this card promptly using the enclosed envelope. Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity should state their full title as such.

              WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING,
             PLEASE ACT PROMPTLY. SIGN, DATE & MAIL YOUR PROXY CARD
                       TODAY, USING THE ENCLOSED ENVELOPE.
-------------------------------------------------------------------------------


IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PROTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

------------------------------

------------------------------

------------------------------